Exhibit 99.1

Wireless Telecom Group INC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696 Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

FIRST QUARTER 2023 FINANCIAL RESULTS

NEWS RELEASE

Highlights for the quarter ended March 31, 2023:

●	Revenue of $5.2 million compared to $6.1 million for the same period last year
●	Gross profit of $2.9 million compared to $3.5 million for the same period last year
●	Net loss from continuing operations of $(941,000), compared to a net loss from continuing operations of $(796,000) for the same period last year
●	Non-GAAP Adjusted EBITDA of $(123,000), compared to Non-GAAP Adjusted EBITDA of $455,000 for the same period last year
●	Bookings of $5.2 million in the quarter and backlog of $6.7 million as of March 31, 2023, a $2.4 million, 56% increase to the backlog at March 31, 2022
●	$19.6 million in cash on balance sheet as of March 31, 2022

May 15, 2023

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE American: WTT) (the “Company”) announced today results for the three months ended March 31, 2022.

Tim Whelan, CEO of Wireless Telecom Group, Inc. stated, “Our first quarter revenues reflect a solid delivery against our year-end backlog of $6.7 million. We initially expected nearly $1 million of additional Q1 shipments which are currently being delayed into the second quarter because of supply chain delays and longer than expected export license issuances. We are seeing some modest improvements in supplier delivery dates heading into the second quarter, and we are building our inventory levels to ensure we continue to keep pace with continued customer demand and strong bookings. We expect to see meaningful sequential increases in revenue and bookings in our second quarter.”

The Company’s strategic alternatives process remains active and continuing.

Second Quarter 2023 Operating Results:

●	Consolidated net revenues decreased $884,000 from the prior year period due to supply chain delays and export license delays.
●	Gross profit margin decreased from 57.9% in the prior year period to 57.0% in the first quarter 2023 due to lower revenue resulting in lower absorption of fixed manufacturing costs.
●	Operating expenses increased $44,000 from the prior year period reflecting higher legal fees and severance expenses offset by lower commissions and stock based compensation expense.
●	Loss from continuing operations of ($941,000) compared to a loss of ($796,000) in the prior year. The higher loss is due primarily to lower gross profit offset by interest income versus interest expense in the prior year.
●	Non-GAAP Adjusted EBITDA of $(123,000) compared to $455,000 in the prior year, primarily due to lower revenues and higher legal expenses. Non-GAAP adjusted EBITDA is a metric the Company uses to measure our core operations. A reconciliation of non-GAAP adjusted EBITDA to GAAP net loss from continuing operations is provided later in this press release.
●	Our consolidated financial statements as of and for the three months ended March 31, 2023 include the accounts of Noisecom, Boonton and Holzworth and have been prepared using accounting principles generally accepted in the United States. In accordance with applicable accounting guidance, the results of Microlab and CommAgility are presented as discontinued operations in the consolidated financial statements for the three months ended March 31, 2022. All intercompany transactions and balances have been eliminated in consolidation.

Cash Flow and Balance Sheet

●	Cash balance of $19.6 million at March 31, 2023, a decline of $1.2 million since December 31, 2022, reflecting working capital investments and a higher net loss.

Contact

Michael Kandell

25 Eastmans Road

Parsippany, NJ 07054

Tel: (973) 386-9696

Fax: (973) 386-9191

www.wirelesstelecomgroup.com

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

The Company defines Non-GAAP adjusted operating income/(loss) as GAAP operating income/(loss) excluding non-cash amortization expense of purchased intangible assets, non-recurring expenses associated with our strategic initiatives process, non-cash stock compensation expense, restructuring charges and changes in fair value of contingent consideration.

The Company defines Non-GAAP adjusted net income/(loss) from continuing operations as GAAP net income/(loss) from continuing operations excluding non-cash amortization expense of purchased intangible assets, non-recurring expenses associated with our strategic initiatives process, non-cash stock compensation expense, restructuring charges, changes in fair value of contingent consideration and gains or losses on extinguishment of debt.

The Company defines EBITDA as its net earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is EBITDA excluding our stock compensation expense, restructuring charges, non-recurring expenses associated with our strategic alternatives activities, unrealized and realized foreign exchange gains and losses, non-recurring legal fees associated with arbitration, (gain)/loss on change in fair value of contingent consideration, gain/loss on extinguishment of debt and other non-recurring costs. A reconciliation of net income/(loss) to non-GAAP Adjusted EBITDA is included as an attachment to this press release.

The Company views Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Income/(Loss) and Non-GAAP Adjusted Net Income/(Loss) from Continuing Operations as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe Non-GAAP measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash and non-recurring items, including items which do not directly correlate to our business operations.

The Company believes that Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Income/(Loss) and Non-GAAP Adjusted Net Income/(Loss) from Continuing Operations metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management’s entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements include, among others, include our expectations of meaningful sequential increases in revenue and bookings in our second quarter. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including, among others, the ongoing impact that the conflict in Ukraine and related sanctions have had and may continue to have on our business, supply chain, transportation costs, and our backlog; the impact inflation has had and is expected to continue to have on our business and the economy in general, our dependency on capital spending on wireless test equipment by our customers and end users; the impact of the loss of any significant customers; the ability of our management to successfully implement our evolving business plan; the impact of competitive products and pricing; our abilities to protect our intellectual property rights and our ability to manage risks related to our information technology and cyber security as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, as except as required by law.

About Wireless Telecom Group, Inc.

Wireless Telecom Group, Inc., comprised of Boonton, Holzworth, and Noisecom, is a global designer and manufacturer of advanced RF and microwave components, modules, systems, and instruments. Serving the wireless, telecommunication, satellite, military, aerospace, and semiconductor industries, Wireless Telecom Group products enable innovation across existing and emerging wireless technologies. With a product portfolio including peak power meters, signal generators, phase noise analyzers, noise sources, and programmable noise generators, Wireless Telecom Group supports the development, testing, and deployment of wireless technologies around the globe. Wireless Telecom Group, Inc.’s website address is wirelesstelecomgroup.com.

Wireless Telecom Group INC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(UNAUDITED)

(In thousands, except per share amounts)

	For the Three Months Ended
	March 31
	2023	2022
Net revenues	$5,175	$6,059
Cost of revenues	2,227	2,551
Gross profit	2,948	3,508
Operating expenses
Research and development	409	495
Sales and marketing	1,040	994
General and administrative	2,881	2,797
Total operating expenses	4,330	4,286

Operating income/(loss)	(1,382)	(778)

Loss on extinguishment of debt	-	(792)
Other income/(expense)	104	95
Interest income/(expense)	175	(177)

Income/(Loss) before taxes	(1,103)	(1,652)

Tax provision/(benefit)	(162)	(856)

Net (loss) from continuing operations	$(941)	$(796)

Net income from discontinued operations, net of tax	-	10,992
Net Income/(loss)	$(941)	$10,196

Other comprehensive income/(loss):
Foreign currency translation adjustments	-	(137)
Comprehensive Income/(Loss)	$(941)	$10,059

Income/(Loss) per share from continuing operations:
Basic	$(0.04)	$(0.04)
Diluted	$(0.04)	$(0.04)

Income/(Loss) per share from discontinued operations:
Basic	$-	$0.49
Diluted	$-	$0.49

Net Income/(Loss) per share:
Basic	$(0.04)	$0.45
Diluted	$(0.04)	$0.45

Weighted average shares outstanding:
Basic	21,363	22,603
Diluted	21,363	22,603

CONSOLIDATED BALANCE SHEET

(In thousands, except number of shares and par value)

	(Unaudited)
	March 31 2023	December 31 2022
CURRENT ASSETS
Cash & cash equivalents	$19,555	$20,707
Accounts receivable - net of reserves of $100 and $100, respectively	3,921	4,762
Inventories - net of reserves of $503 and $499, respectively	6,208	5,087
Prepaid expenses and other current assets	2,151	1,685

TOTAL CURRENT ASSETS	31,835	32,241

PROPERTY PLANT AND EQUIPMENT - NET	420	467

OTHER ASSETS
Goodwill	6,000	6,000
Acquired intangible assets, net	2,444	2,588
Deferred income taxes, net	3,075	2 913
Right of use assets	432	579
Other Assets	173	185

TOTAL OTHER ASSETS	12,124	12,265

TOTAL ASSETS	$44,379	$44,973

CURRENT LIABILITIES
Accounts payable	1,482	480
Short term leases	132	251
Accrued expenses and other current liabilities	2,198	2 693
Deferred revenue	129	123

TOTAL CURRENT LIABILITIES	3,941	3,547

LONG TERM LIABILITIES
Long term leases	330	364
Other long term liabilities	17	24
TOTAL LONG TERM LIABILITIES	347	388

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred Stock, $.01 par value, 2,000,000 shares authorized, none issued	-	-
Common Stock, $.01 par value, 75,000,000 shares authorized 35,437,693 and 36,440,636 shares issued, 21,371,047 and 21,438,571 shares outstanding	365	365
Additional paid in capital	52,880	52,764
Retained earnings/(deficit)	14,202	15,143
Treasury stock at cost, 13,258,627 and 13,249,564 shares	(27,356)	(27,234)
TOTAL SHAREHOLDERS’ EQUITY	40,091	41,038

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$44,379	$44,973

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Three Months
	Ended March 31
	2023	2022
CASH FLOWS (USED) BY OPERATING ACTIVITIES
Net income/(loss)	$(941)	$10,197
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	231	433
Loss on extinguishment of term debt	-	792
Gain on sale of Microlab	-	(16,403)
Amortization of debt issuance fees	-	55
Share-based compensation expense	116	330
Deferred rent	(7)	(7)
Deferred income taxes	(162)	3,265
Provision for doubtful accounts	-	(16)
Inventory reserves	6	24
Changes in assets and liabilities, net of divestiture:
Accounts receivable	842	(1,411)
Inventories	(1,127)	(132)
Prepaid expenses and other assets	(322)	(184)
Accounts payable	1,002	304
Deferred Revenue	5	(317)
Accrued expenses and other liabilities	(648)	(505)
Net cash (used) by operating activities	(1,005)	(3,575)

CASH FLOWS PROVIDED/(USED) BY INVESTING ACTIVITIES
Capital expenditures	(25)	(151)
Deferred purchase price payment	-	(250)
Divestiture of Microlab, net	-	22,753
Net cash provided/(used) by investing activities	(25)	22,352

CASH FLOWS (USED) BY FINANCING ACTIVITIES
Term loan repayments	-	(4,104)
Proceeds from exercise of stock options	-	24
Shares withheld for employee taxes	(122)	(19)
Net cash (used) by financing activities	(122)	(4,099)

Effect of exchange rate changes on cash and cash equivalents	-	(78)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(1,152)	14,600

Cash and cash equivalents, at beginning of period	20,707	4,472

CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$19,555	$19,072

SUPPLEMENTAL INFORMATION:
Cash paid during the period for interest	$-	$122
Cash paid during the period for income taxes	$-	$12

RECONCILIATION OF NON GAAP MEASURES

(In thousands, unaudited)

	Three Months Ended
	March 31
	2023	2022
Net income/(loss) from continuing operations	$(941)	$(796)
Tax Provision/(Benefit)	(162)	(856)
Depreciation and Amortization Expense	231	279
Interest (Income)/Expense	(175)	177
Non-GAAP EBITDA	(1,047)	(1,196)
Stock Compensation	116	330
Non recurring strategic alternatives expenses	500	530
Restructuring Cost	308	-
FX (Gain)/Loss	-	(1)
Loss on extinguishment of debt	-	792
Non-GAAP Adjusted EBITDA	$(123)	$455

	Three Months Ended March 31
	2023	2022
GAAP Operating Income/(Loss), as reported	$(1,382)	$(778)
Adjustments:
Amortization of acquired intangible assets	143	143
Non recurring strategic alternatives expenses	500	530
Stock Compensation Expense	116	330
Restructuring costs	308	-
Total Adjustments to operating income/(loss)	1,067	1,003

Non-GAAP Adjusted Operating Income/(Loss)	$(315)	$225

Net Income/(loss) from continuing operations, as reported	$(941)	$(795)
Adjustments:
Total pretax adjustments to operating income/(loss)	1,067	1,003
Loss on extinguishment of debt	-	792
Total adjustments to net loss from continuing operations	1 067	1,795
Tax effects of adjustments	156	932
Non-GAAP Adjusted Net Income/(loss) from continuing operations	$(30)	$68

Income/(Loss) per share from continuing operations:
Basic EPS, as reported	$(0.04)	$(0.02)
Diluted EPS, as reported	$(0.04)	$(0.02)

Non-GAAP Adjusted Basic EPS	$(0.00)	$0.00
Non-GAAP Adjusted Diluted EPS	$(0.00)	$0.00

Basic Shares	21,363	22,603
Diluted Shares	21,363	25,070